Exhibit 99.2

ENSERVCO Schedules Fourth Quarter and Full Year Earnings Release and Conference Call

DENVER, CO--(Marketwired - March 16, 2015) - ENSERVCO Corporation (NYSE MKT: ENSV), a provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, will release its fourth quarter and full year financial results before the U.S. stock market opens on Wednesday, March 18, 2015. Following the release, management will host a conference call and simultaneous webcast to discuss the quarter, year and subsequent operational developments.

The conference call will begin at 11 a.m. Mountain (1:00 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers). No passcode is necessary. A telephonic replay will be available through March 25, 2015, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID #13604000.

To listen to the webcast, participants should access the ENSERVCO website, located at www.enservco.com, and link to the "Investors" page at least 15 minutes early to register and download any necessary audio software. Participants can also connect directly to the webcast at: http://www.investorcalendar.com/IC/CEPage.asp?ID=173722. A replay of the webcast will be available for 90 days.

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO has emerged as one of the energy service industry's leading providers of hot oiling, acidizing, frac water heating and fluid management services in seven major domestic oil and gas fields, serving customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Contact:
Pfeiffer High Investor Relations, Inc.
Jay Pfeiffer
Phone 303-393-7044
Email: jay@pfeifferhigh.com